Exhibit 10.25

StepStone Group Private Debt LLC

277 Park Avenue, 44th Floor

New York, New York 10172

March 25, 2025

StepStone Private Credit Fund LLC

277 Park Avenue, 44th Floor

New York, New York 10172

Re:	Second Extension of Limitation Period Under Amended and Restated Expense Limitation and Reimbursement Agreement

This Letter Agreement (this “Agreement”), entered into by and between StepStone Group Private Debt LLC (the “Advisor”) and StepStone Private Credit Fund LLC (the “Company”), relates to that certain Amended and Restated Expense Limitation and Reimbursement Agreement, dated November 8, 2023, by and between the Advisor and the Company (the “Expense Limitation Agreement”). Capitalized terms used herein shall have the same meanings herein as defined in the Expense Limitation Agreement, unless otherwise defined or modified herein.

This Agreement memorializes the Advisor’s and the Company’s mutual agreement, in consideration of the promises and mutual covenants contained herein and in the Expense Limitation Agreement, to extend the “Limitation Period” under the Expense Limitation Agreement, effective immediately, for an additional one-year term ending on April 3, 2026, which Limitation Period may be renewed by the mutual agreement of the Advisor and the Company for successive terms of one year.

Except as expressly amended hereby, the terms and conditions of the Expense Limitation Agreement remain in full force and effect. This Agreement shall be governed by the laws of the State of New York, without regard to its conflicts of law principles.

STEPSTONE GROUP PRIVATE DEBT LLC

By:	/s/ Joseph Cambareri
Name: Joseph Cambareri
Title: COO

Accepted and Agreed:

STEPSTONE PRIVATE CREDIT FUND LLC

By:	/s/ Joseph Cambareri
Name: Joseph Cambareri
Title: Chief Financial Officer